CALCULATION EXHIBIT FOR EQUITY ADVANTAGE VUL

ASSUMPTIONS:

MALE, ISSUE AGE 40, PREFERRED NONSMOKER
FACE AMOUNT OF 200,000.00
LEVEL DB OPTION
PLANNED ANNUAL PREMIUM OF 1,632.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

                BEGINNING                     MORTALITY &                     COST
                 OF MONTH    GROSS              EXPENSE                        OF
POLICY  POLICY     CASH    PREMIUM   PREMIUM      RISK      ADMIN   RIDER  INSURANCE
 YEAR    MONTH    VALUE      PAID     LOAD       CHARGE    CHARGE  CHARGE    CHARGE
------  ------  ---------  --------  -------  -----------  ------  ------  ---------
   5       1     4,075.23  1,632.00   89.76       4.21      6.00    0.00     31.41
   5       2     5,599.78      0.00    0.00       4.20      6.00    0.00     31.41
   5       3     5,582.03      0.00    0.00       4.19      6.00    0.00     31.42
   5       4     5,564.20      0.00    0.00       4.17      6.00    0.00     31.42
   5       5     5,546.31      0.00    0.00       4.16      6.00    0.00     31.42
   5       6     5,528.36      0.00    0.00       4.15      6.00    0.00     31.43
   5       7     5,510.33      0.00    0.00       4.13      6.00    0.00     31.43
   5       8     5,492.24      0.00    0.00       4.12      6.00    0.00     31.43
   5       9     5,474.08      0.00    0.00       4.11      6.00    0.00     31.44
   5      10     5,455.85      0.00    0.00       4.09      6.00    0.00     31.44
   5      11     5,437.56      0.00    0.00       4.08      6.00    0.00     31.44
   5      12     5,419.20      0.00    0.00       4.06      6.00    0.00     31.44

                      END                                END         END
           NET      OF MONTH             OUTSTANDING   OF MONTH   OF MONTH
POLICY  INVESTMENT    CASH    SURRENDER      LOAN     CASH SURR     DEATH
 YEAR     EARNIGS     VALUE     CHARGE     BALANCE       VALUE     BENEFIT
------  ----------  --------  ---------  -----------  ---------  ----------
   5       23.93    5,599.78   2,284.80      0.00      3,314.98  200,000.00
   5       23.86    5,582.03   2,284.80      0.00      3,297.23  200,000.00
   5       23.78    5,564.20   2,284.80      0.00      3,279.40  200,000.00
   5       23.70    5,546.31   2,284.80      0.00      3,261.51  200,000.00
   5       23.63    5,528.36   2,284.80      0.00      3,243.56  200,000.00
   5       23.55    5,510.33   2,284.80      0.00      3,225.53  200,000.00
   5       23.47    5,492.24   2,284.80      0.00      3,207.44  200,000.00
   5       23.39    5,474.08   2,284.80      0.00      3,189.28  200,000.00
   5       23.32    5,455.85   2,284.80      0.00      3,171.05  200,000.00
   5       23.24    5,437.56   2,284.80      0.00      3,152.76  200,000.00
   5       23.16    5,419.20   2,284.80      0.00      3,134.40  200,000.00
   5       23.08    5,400.78   2,284.80      0.00      3,115.98  200,000.00

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR

The policy year is assumed to be 5, as described above.

POLICY MONTH

The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE

The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of separate account cash value only; no general account cash value or loan account cash value are present.

GROSS PREMIUM PAID

The gross premium paid is the planned ANNUAL premium of 1,632.00 as described above.

PREMIUM LOAD

The premium load is the sum of the sales charge, state tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 5.50% of gross premium paid. In year 5 month 1, the premium load is therefore 5.50% x 1,632.00 = 89.76.

MORTALITY & EXPENSE RISK CHARGE

The mortality & expense (M&E) risk charge is a percentage of the separate account cash value at the time that the charge is deducted. This demonstration assumes that all cash value is comprised of separate account cash value only. The annual percentages are described in the Periodic Fees table. The monthly percentages are 1/12th of the annual percentages. For example, in year 5 month 1, the percentage is 0.90% and the cash value at the time that the charge is deducted is:

     Cash Value = Beginning Of Month Cash Value + Gross Premium Paid - Premium
                  Load
     Cash Value = 4,075.23 + 1,632.00 - 89.76 (values are from the Detailed
                  Representation above)
     Cash Value = 5,617.47

The mortality & expense risk charge is therefore 0.90%/12 x 5,617.47 = 4.21.

ADMIN CHARGE

The administration (admin) charge varies depending upon the policy year, issue age, and whether or not the required administrative premium has been paid, as described in the Periodic Fees table. In year 5, this charge is 6.00.

RIDER CHARGE

The rider charge is the sum of the charges for all riders present, except for the Disability Waiver of Monthly Deduction Rider (DWD). The DWD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including DWD) are present; the rider charge (as well as DWD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.

COST OF INSURANCE CHARGE

The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 3 different DB options:

     level DB option: DB = Max (face amount       , cash value x IRS
                                            ------
                           Corridor Factor)
increasing DB option: DB = Max (face amount + cash value (floored at 0), cash value x IRS Corridor Factor)
     mixed DB option: DB = increasing DB option until attained age 65, level DB option thereafter

At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 3.00%, so the monthly discount factor is calculated as follows:

    monthly discount factor = ROUND {(1 + guaranteed interest rate) ^ (1/12), 7} monthly discount factor = ROUND {(1 + 3.00%) ^ (1/12), 7} monthly discount factor = 1.0024663

The NAR is:

                    NAR = death benefit - Max (0, cash value)

and finally the COI charge is:
               COI charge = monthly COI rate x NAR

For example, in year 5 month 1, we have the following:

      level DB option, guideline premium test

              face amount = 200,000.00
               cash value = BOM CV + Gross Premium Paid - Premium Load -
                            M&E Risk Charge - Admin Charge - Rider Charge
               cash value = 4,075.23 + 1,632.00 - 89.76 - 4.21 - 6.00 - 0.00 cash value = 5,607.26
      IRS Corridor Factor = 2.22
  monthly discount factor = 1.0024663
         monthly COI rate = 0.0001620

                       DB = Max (face amount / monthly discount factor, cash
                            value x IRS Corridor Factor)
                       DB = Max (200,000.00 / 1.0024663, 5,607.26 x 2.22)
                       DB = Max (199,507.95353420, 12,448.12)
                       DB = 199,507.95353420

                      NAR = ROUND {DB - Max (0, cash value), 2}
                      NAR = ROUND {199,507.95353420 - Max (0, 5,607.26), 2}
                      NAR = ROUND {199,507.95353420 - 5,607.26, 2}
                      NAR = ROUND {193,900.69353420, 2}

                      NAR = 193,900.69

               COI charge = monthly COI rate x NAR
               COI charge = 0.0001620 x 193,900.69
               COI charge = 31.41

NET INVESTMENT EARNINGS

The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each separate account fund that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 0.69%.

To calculate the monthly net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:

                        DDF = ROUND{ [(1+IMF)^(1/365)] - 1 , 8}
  monthly net interest rate = ROUND{[ [(1+I)^(1/365) - DDF ] ^ (365/12)] - 1, 7}

          where:

          DDF = daily deduction factor

            I = annual gross interest rate
          IMF = investment management fee

For I = 6.00% and IMF = 0.69%, we have:

                          DDF = ROUND{ [(1+IMF)^(1/365)] - 1, 8}
                          DDF = ROUND{ [(1+0.69%)^(1/365)] - 1, 8}
                          DDF = ROUND{ [1.0069^(1/365)] - 1, 8}
                          DDF = ROUND{ 1.000018839366 - 1, 8}
                          DDF = ROUND{ 0.000018839366, 8}
                          DDF = 0.00001884

    monthly net interest rate = ROUND{[ [ (1+I)^(1/365) - DDF ] ^
                                (365/12)] - 1, 7}
    monthly net interest rate = ROUND{[ [ (1+6.00%)^(1/365) - 0.00001884 ] ^
                                (365/12)] - 1, 7}
    monthly net interest rate = ROUND{[ [ 1.06^(1/365) - 0.00001884 ] ^
                                (365/12)] - 1, 7}
    monthly net interest rate = ROUND{[ [ 1.00015965 - 0.00001884 ] ^
                                (365/12)] - 1, 7}
    monthly net interest rate = ROUND{[ 1.00014081 ^ (365/12)] - 1, 7}
    monthly net interest rate = ROUND{[ 1.00429196 ] - 1, 7} monthly net interest rate = ROUND{ 0.00429196, 7} monthly net interest rate = 0.0042920

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

                   cash value = BOM CV + Gross Premium Paid - Premium Load
                                - M&E Risk Charge - Admin Charge - Rider Charge
                                - COI Charge

For example, in year 5 month 1, we have the following:

                   cash value = BOM CV + Gross Premium Paid - Premium Load
                                - M&E Risk Charge - Admin Charge - Rider Charge
                                - COI Charge
                   cash value = 4,075.23 + 1,632.00 - 89.76 - 4.21 - 6.00 - 0.00
                                - 31.41
                   cash value = 5,575.85

     net investment earnings = cash value x monthly net interest rate net investment earnings = 5,575.85 x 0.0042920 net investment earnings = 23.93

END OF MONTH CASH VALUE

The end of month cash value (EOM CV) is simply:

   EOM CV = BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge
            - Admin Charge - Rider Charge - COI Charge + Net Investment Earnings

In year 5 month 1, we have:

   EOM CV = BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge
            - Admin Charge - Rider Charge - COI Charge + Net Investment Earnings EOM CV = 4,075.23 + 1,632.00 - 89.76 - 4.21 - 6.00 - 0.00 - 31.41 + 23.93

   EOM CV = 5,599.78

SURRENDER CHARGE

The surrender charge (SC) in year 1 is defined as a percentage of the lesser of premiums paid in year 1 and the sum of the tabular base SC premium and tabular rider SC premiums. The surrender charge in years 2 and beyond are defined as a percentage of the lesser of premiums paid in years 1-2 and the sum of the tabular base SC premium and tabular rider SC premiums. The percentages are as follows:

     YEAR   PERCENTAGE
     ----   ----------
       1        75
       2       100
       3        90
       4        80
       5        70
       6        60
       7        54
       8        48
       9        42
      10        36
      11        30
      12        24
      13        18
      14        12
      15         6
      16         0

The surrender charge is level throughout each year. A separate surrender charge is calculated in a similar fashion for each face increase.

For example, in year 5 month 1, we have the following:

            premiums paid in years 1-2 = 3,264.00
                           face amount = 200,000.00
          tabular base SC premium rate = 17.51
             tabular rider SC premiums = 0.00
                     year 5 percentage = 70

               tabular base SC premium = tabular base SC premium rate x face amount / 1000
               tabular base SC premium = 17.51 x 200,000.00 / 1000
               tabular base SC premium = 3,502.00

                      surrender charge = year 5 percentage x Min (premiums paid
                                         in years 1-2, tabular base SC premium
                                         + tabular rider SC premiums)
                      surrender charge = 70% x Min (3,264.00, 3,502.00 + 0.00)
                      surrender charge = 70% x Min (3,264.00, 3,502.00)
                      surrender charge = 70% x 3,264.00
                      surrender charge = 2,284.80

OUTSTANDING LOAN BALANCE

The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.

END OF MONTH CASH SURRENDER VALUE

The end of month cash surrender value (EOM CSV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

     EOM CSV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:

     EOM CSV = EOM CV - surrender charge - outstanding loan balance EOM CSV = 5,599.78 - 2,284.80 - 0.00
     EOM CSV = 3,314.98

END OF MONTH DEATH BENEFIT

The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

          level DB option:  DB = Max (face amount            ,
                                                  -----------
                                 cash value x IRS Corridor Factor)
     increasing DB option:  DB = Max (face amount + cash value (floored at 0), cash value x IRS Corridor Factor)
          mixed DB option:  DB = increasing DB option until attained age 65, level DB option thereafter

The face amount is the same as that used to calculate the NAR in the COI charge.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

                        EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:
               level DB option
                   face amount = 200,000.00
           cash value = EOM CV = 5,599.78
           IRS Corridor Factor = 2.22

                            DB = Max (face amount, cash value x IRS
                                 Corridor Factor)
                            DB = Max (200,000.00, 5,599.78 x 2.22)
                            DB = Max (200,000.00, 12,431.51)
                            DB = 200,000.00

                        EOM DB = DB - outstanding loan balance
                        EOM DB = 200,000.00 - 0.00
                        EOM DB = 200,000.00